As filed with the Securities and Exchange Commission on June 15, 2015.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-0160610 (I.R.S. Employer Identification Number)

10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Baker
Vice President, General Counsel and Corporate Secretary
Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles W. Mulaney, Jr.
Joseph Miron
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities	—	—	—	—
Common Stock, without par value(2)	—	—	—	—
Preferred Stock	—	—	—	—
Warrants	—	—	—	—
Guarantees of the Debt Securities(3)	—	—	—	—
(1)

An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

(2)	Including rights to acquire Series A Junior Participating Preferred Stock pursuant to the Registrant’s rights plan.

(3)

Guarantees of the debt securities may be issued by subsidiaries of Ball Corporation that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(o), no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Ball Advanced Aluminum Technologies Corp.*	Delaware	54-1344175
Ball Aerosol and Specialty Container Holding Corporation*	Delaware	06-1094196
Ball Aerosol and Specialty Container Inc.*	Delaware	06-1145011
Ball Aerospace & Technologies Corp.*	Delaware	84-1315001
Ball Asia Services Limited*	Delaware	35-1266192
Ball Container LLC*	Delaware	27-0671085
Ball Corporation*	Nevada	35-1687923
Ball Delaware Holdings, LLC*	Delaware	26-4668418
Ball Glass Containers, Inc.*	Delaware	35-1602255
Ball Global Business Services Corp.*	Delaware	35-2513110
Ball Holdings Corp.*	Delaware	84-1428301
Ball Holdings LLC*	Delaware	27-0670877
Ball Metal Beverage Container Corp.*	Colorado	84-1326644
Ball Metal Container Corporation*	Indiana	35-1779013
Ball Metal Food Container, LLC*	Delaware	22-2414869
Ball Metal Food Container (Oakdale), LLC*	Delaware	84-1534521
Ball Packaging, LLC*	Colorado	84-1326640
Ball Pan-European Holdings, Inc. 14270 Ramona Avenue Chino, California 91710 (909) 517-2700	Delaware	33-1022314
Ball Technologies Holdings Corp.*	Colorado	84-1220333
Latas de Aluminio Ball, Inc.*	Delaware	54-1088943
USC May Verpackungen Holding Inc. *	Delaware	36-4335392

*                                         Address and telephone number of principal executive offices are the same as those of Ball Corporation, an Indiana corporation.

2

PROSPECTUS

Ball Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants

From time to time, we may offer debt securities, common stock, preferred stock or warrants.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is listed on the New York Stock Exchange under the symbol “BLL.”  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6.

None of the Securities and Exchange Commission, any other state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Our principal offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

WHERE YOU CAN FIND MORE INFORMATION

Ball Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation’s SEC filings are also available to you on the SEC’s website at http://www.sec.gov.

This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

•                                          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•                                          Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015.

•                                          Current Reports of the Company on Form 8-K filed with the SEC on February 5, 2015 (except with respect to Item 2.02 and the related exhibits furnished pursuant to Item 9.01), February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015 (except with respect to Item 7.01 and the related exhibits furnished pursuant to Item 9.01), April 30, 2015 (except with respect to Item 2.02 and the related exhibits furnished pursuant to Item 9.01), May 7, 2015 (except with respect to Item 7.01 and the related exhibits furnished pursuant to Item 9.01) and June 15, 2015.

•                                          The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, including any amendments or reports filed with the SEC for the purpose of updating such description.

•                                          The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-07349) filed with the SEC on August 3, 2006, as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000

Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “will,”“expect,”“estimate,”“anticipate,”“forecast,”“plan,”“believe” and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

with respect to our packaging segments:

•                                          product demand fluctuations;

•                                          availability/cost of raw materials;

•                                          competitive packaging, pricing and substitution;

•                                          changes in climate and weather; changes in crop yields;

•                                          competitive activity;

•                                          failure to achieve productivity improvements or cost reductions;

•                                          mandatory deposit or other restrictive packaging laws;

•                                          customer and supplier consolidation, power and supply chain influence;

•                                          changes in major customer or supplier contracts or loss of a major customer or supplier;

•                                          political instability and sanctions;

•                                          changes in foreign exchange or tax rates;

with respect to our aerospace segment:

•                                          funding, authorization, availability and returns of government and commercial contracts;

•                                          delays, extensions and technical uncertainties affecting segment contracts;

with respect to the company as a whole:

•                                          those factors listed above;

•                                          changes in senior management;

•                                          successful or unsuccessful acquisitions and divestitures;

•                                          regulatory action or issues including tax, environmental, health and workplace safety, including

U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

•                                          technological developments and innovations;

•                                          litigation;

•                                          strikes;

•                                          labor cost changes;

•                                          rates of return on assets of the company’s defined benefit retirement plans;

•                                          pension changes;

•                                          uncertainties surrounding the U.S. government budget, sequestration and debt limit;

•                                          reduced cash flow;

•                                          ability to achieve cost-out initiatives and interest rates affecting our debt;

•                                          successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam PLC (Rexam) acquisition, the effect of the announcement of the acquisition on Ball’s business relationships, operating results and business generally;

•                                          the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam in respect of the acquisition;

•                                          the outcome of any legal proceedings that may be instituted against Ball related to the definitive agreement with Rexam; and

•                                          the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION

We are a supplier of metal packaging to the beverage, food, personal care and household products industries and a supplier of aerospace systems for civil, commercial and national security aerospace markets.

Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation’s principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated March 27, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•                                          title and aggregate principal amount;

•                                          whether the securities will be senior or subordinated;

•                                          applicable subordination provisions, if any;

•                                          whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

•                                          conversion or exchange into other securities;

•                                          whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•                                          percentage or percentages of principal amount at which such securities will be issued;

•                                          maturity date(s);

•                                          interest rate(s) or the method for determining the interest rate(s);

•                                          dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•                                          redemption (including upon a “change of control”) or early repayment provisions;

•                                          authorized denominations;

•                                          form;

•                                          amount of discount or premium, if any, with which such securities will be issued;

•                                          whether such securities will be issued in whole or in part in the form of one or more global securities;

•                                          identity of the depositary for global securities;

•                                          whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•                                          the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•                                          conversion or exchange features;

•                                          any covenants applicable to the particular debt securities being issued;

•                                          any defaults and events of default applicable to the particular debt securities being issued;

•                                          currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•                                          time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•                                          securities exchange(s) on which the securities will be listed, if any;

•                                          whether any underwriter(s) will act as market maker(s) for the securities;

•                                          extent to which a secondary market for the securities is expected to develop;

•                                          additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•                                          provisions relating to covenant defeasance and legal defeasance;

•                                          provisions relating to satisfaction and discharge of the indenture;

•                                          provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•                                          additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain material terms of our amended articles of incorporation, our bylaws and our rights plan and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, our bylaw and our rights plans, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

Our authorized capital structure consists of:

•                                          550,000,000 shares of common stock, without par value; and

•                                          15,000,000 shares of preferred stock, without par value, including 550,000 authorized shares of Series A Junior Participating Preferred Stock.

As of May 31, 2015, there were 137,854,297 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

Dividends

Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

Other matters

Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

•                                          the title or designation of the series;

•                                          the number of shares to be included in the series;

•                                          whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•                                          the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•                                          the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•                                          the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•                                          the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

•                                          whether the preferred stock being offered will be listed on any securities exchange;

•                                          if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

•                                          the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•                                          any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or our bylaws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

Certain provisions of our amended articles of incorporation and our bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classified Board of Directors

The Indiana Business Corporation Law was amended effective July 1, 2009, to require every corporation that has a class of voting shares registered with the SEC under Section 12 of the Exchange Act to maintain a classified board structure whereby its directors are elected for staggered terms in office. Corporations that were publicly-held at the time the classified board mandate became effective had until July 31, 2009, to amend their bylaws to elect not to be subject to this requirement. We did not amend our bylaws within the prescribed time and, accordingly, we are required to maintain our current classified board structure. Our amended articles of incorporation and bylaws provide for a board of directors consisting of nine members, divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors.

The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

Removal of Directors Only for Cause; Filling Vacancies

Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

Advance Notice Requirements

Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

Special Meetings of Shareholders

Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

Restrictions on Certain Related Party Business Combination Transactions

In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

•                                          any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

•                                          any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

•                                          any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

•                                          the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

•                                          any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

•                                          any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

The supermajority voting requirement does not apply, however, if:

•                                          the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

•                                          specified price, form of consideration and procedural requirements have been met.

Amendment of Articles and Bylaws

Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

Rights Plan Provisions

On July 26, 2006, our board of directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 7, 2006 and the attachment of one right for each subsequently issued share of common stock. Each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $185 per right. As a result of the two-for-one split of our common stock in February 2011, each right attaching to a share has automatically split so that one-half of a right is currently attached to each outstanding share of our common stock, and one-half of a right attaches to each newly-issued share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of July 26, 2006, between us and Computershare Investor Services LLC, as rights agent, as amended.

Generally, if a person or group acquires 10% or more (or, in the case of certain passive investors, 15% or more) of our outstanding common stock, or upon occurrence of certain other events, the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. Generally, certain passive investors who do not state an intention (or reserve the right) to control or influence the Company’s management or policies may continue to acquire up to 15% of the Company’s common stock under certain circumstances.  The rights, which expire in August 6, 2016, are redeemable by us at a redemption price of $0.01 per right.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

Indiana Business Combinations Statute

We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•                                          the title or designation of such warrants;

•                                          the aggregate number of such warrants;

•                                          the price or prices at which such warrants will be issued;

•                                          the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•                                          the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•                                          the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•                                          the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                                          whether such warrants will be issued in registered form or bearer form;

•                                          if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•                                          if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•                                          if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•                                          if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•                                          information with respect to book-entry procedures, if any;

•                                          if necessary, a discussion of certain federal income tax considerations; and

•                                          any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our Preferred Stock were outstanding during such periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is not separately stated from the ratio of earnings to fixed charges.

	For the Three Months Ended	Year Ended December 31,
	March 31, 2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	1.2x	3.9x	3.4x	3.7x	4.2x	4.4x

(1)              The ratio of earnings to fixed charges is calculated by dividing earnings, as defined below, by fixed charges, as defined below. For this purpose, “earnings” consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity investees and fixed charges (b) less interest capitalized, and “fixed charges” consist of interest expensed and capitalized as well as interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical consolidated financial statements of Rexam PLC as of December 31, 2014 and 2013 and for each of the three years ended December 31, 2014 included as Exhibit 99.1 in Ball Corporation’s Current Report on Form 8-K, dated June 15, 2015, have been so incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount to be Paid
SEC registration fee	*
Trustee’s fees and expenses	**
Printing and engraving fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Rating agency fees	**
Miscellaneous	**

Total	**

*                 To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

**          An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statute, the amended articles of incorporation and the bylaws referred to below.

Ball Corporation is empowered by Chapter 37 of the Indiana Business Corporation Law (the “IBCL”), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys’ fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party because such person is or was a director, officer, employee or agent of Ball Corporation if his or her conduct was in good faith and he or she reasonably believed that, if acting in the individual’s official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, Ball Corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation’s articles of incorporation or bylaws, resolution of the board of directors or of the shareholders, or otherwise. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against or incurred by such person in any of the capacities described above, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCL.

Article XII, Section B of Ball Corporation’s amended articles of incorporation obligates Ball Corporation to indemnify any person in connection with any liability arising by reason of such person’s status as a past or present director, officer or employee of Ball Corporation or of any other enterprise which he or she is serving or served in any capacity at the request of Ball Corporation if such person is determined to have met the standard of conduct specified in Section 8 of Chapter 37 of the IBCL; provided, however, there shall be no indemnification (a) as to amounts paid or payable to Ball Corporation or such other enterprise for or based upon the person having gained in fact any personal profit or advantage to which he or she was not legally entitled; (b) as to amounts paid or payable to Ball Corporation for an accounting of profits in fact made from the purchase or sale of securities of Ball Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America whether as a matter of public policy or pursuant to statutory provisions. In addition, any person who has been wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right.

Article 5, Section A of Ball Corporation’s bylaws provides that Ball Corporation shall indemnify any person made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in connection with a proceeding to the fullest extent permitted by the IBCL. The termination of a proceeding by judgment, order, settlement, or conviction, or upon plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in the IBCL. The bylaws additionally provide that any person who has been wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right.

The directors and officers of Ball Corporation and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies maintained by Ball Corporation.

Item 16. Exhibits

The following documents are exhibits to this registration statement.

Exhibit Number	Description
1.1	Form of underwriting agreement with respect to debt securities, common stock, preferred stock and warrants.*
2.1

Co-Operation Agreement, dated as of February 19, 2015, by and among Ball Corporation, Ball UK Acquisition Limited and Rexam plc. (incorporated by reference to Exhibit 2.1 of Ball Corporation’s Current Report on Form 8-K filed with the SEC on February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015).

4.1	Amended Articles of Incorporation as of June 24, 2005 (incorporated by reference to Exhibit 3.i to Ball Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2005).
4.2

Articles of Amendment of the Amended Articles of Incorporation as of August 7, 2006 (incorporated by reference to Exhibit 3.i to Ball Corporation’s Current Report on Form 8-K filed with the SEC on August 7, 2006).

4.3	Bylaws as of February 4, 2015 (incorporated by reference to Exhibit 3.ii to Ball Corporation’s Annual Report on Form 10-K filed with the SEC on February 20, 2015).
4.4

Indenture, dated as of March 27, 2006, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on March 30, 2006).

4.5	Form of debt securities.*
4.6	Specimen Certificate of Common Stock (incorporated by reference to Ball Corporation’s Annual Report on Form 10-K for the year ended December 31, 1979, filed with the SEC on March 24, 1980).
4.7	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*
4.8	Form of any preferred stock certificate.*

Exhibit Number	Description
4.9	Form of warrant agreement.*
4.10

Rights Agreement dated as of July 26, 2006, between Ball Corporation and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on July 27, 2006).

4.11	First Amendment to the Rights Agreement, dated January 23, 2008 (incorporated by reference to Exhibit 4 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on January 24, 2008).
5.1	Opinion of Charles E. Baker.
5.2	Opinion of Todd A. Mikesell.
5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Ball.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants of Rexam.
23.3	Consent of Charles E. Baker (included in Exhibit 5.1).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.3).
24.1	Powers of Attorney (included on signature pages to the registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

*                                         To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(f)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ball Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL CORPORATION

By:	/s/ John A. Hayes
John A. Hayes
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Chairman, President and Chief Executive Officer (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Sr. Vice President and Chief Financial Officer (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President and Controller (principal accounting officer)
Shawn M. Barker

/s/ Robert W. Alspaugh	Director
Robert W. Alspaugh

/s/ Michael J. Cave	Director
Michael J. Cave

/s/ Hanno C. Fiedler	Director
Hanno C. Fiedler

/s/ R. David Hoover	Director
R. David Hoover

/s/ Georgia Nelson	Director
Georgia Nelson

/s/ George M. Smart	Director
George M. Smart

/s/ Theodore M. Solso	Director
Theodore M. Solso

/s/ Stuart A. Taylor II	Director
Stuart A. Taylor II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Advanced Aluminum Technologies Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL ADVANCED ALUMINUM TECHNOLOGIES CORP.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Michael W. Feldser	Director and President (principal executive officer)
Michael W. Feldser

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

/s/ John A. Hayes	Director
John A. Hayes

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL AEROSOL AND SPECIALTY CONTAINER HOLDING CORPORATION

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

/s/ Michael W. Feldser	Director
Michael W. Feldser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Aerosol and Specialty Container Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL AEROSOL AND SPECIALTY CONTAINER INC.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

/s/ Michael W. Feldser	Director
Michael W. Feldser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Aerospace & Technologies Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL AEROSPACE & TECHNOLOGIES CORP.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman
John A. Hayes

/s/ Robert D. Strain	President and Director (principal executive officer)
Robert D. Strain

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Charles E. Baker	Director
Charles E. Baker

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Asia Services Limited, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL ASIA SERVICES LIMITED

By:	/s/ Gihan Atapattu
Gihan Atapattu
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Gihan Atapattu	Chairman and Chief Executive Officer and Director (principal executive officer)
Gihan Atapattu

/s/ John A. Hayes	Director
John A. Hayes

/s/ Scott C. Morrison	Vice President and Director (principal financial officer)
Scott C. Morrison

/s/ Charles E. Baker	Director
Charles E. Baker

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Container LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL CONTAINER LLC

By:	/s/ Charles E. Baker
Charles E. Baker
President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature		Title

/s/ Charles E. Baker		President and Secretary (principal executive officer)
Charles E. Baker

/s/ Scott C. Morrison		Treasurer (principal financial and accounting officer)
Scott C. Morrison

Ball Holdings LLC		Sole member of Ball Container LLC

By:	/s/ Charles E. Baker
Charles E. Baker
President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Corporation, a Nevada corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL CORPORATION

By:	/s/ Charles E. Baker
Charles E. Baker
President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Charles E. Baker	Director, President and Secretary (principal executive officer)
Charles E. Baker

/s/ Jeff A. Knobel	Treasurer (principal financial officer)
Jeff A. Knobel

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Delaware Holdings, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL DELAWARE HOLDINGS, LLC

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Shawn M. Barker	President and Manager (principal executive officer)
Shawn M. Barker

/s/ Scott C. Morrison	Vice President and Manager (principal financial officer)
Scott C. Morrison

/s/ Jeff A. Knobel	Treasurer (principal accounting officer)
Jeff A. Knobel

/s/ Charles E. Baker	Secretary and Manager
Charles E. Baker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Glass Containers, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL GLASS CONTAINERS, INC.

By:	/s/ Charles E. Baker
Charles E. Baker
President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Charles E. Baker	Director, President and Secretary (principal executive officer)
Charles E. Baker

/s/ Shawn M. Barker	Vice President (principal financial and accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Global Business Services Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL GLOBAL BUSINESS SERVICES CORP.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Chairman and Director (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Director
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal financial officer and principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Holdings Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL HOLDINGS CORP.

By:	/s/ Robert D. Strain
Robert D. Strain
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Robert D. Strain	President (principal executive officer)
Robert D. Strain

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

/s/ John A. Hayes	Director
John A. Hayes

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL HOLDINGS LLC

By:	/s/ Charles E. Baker
Charles E. Baker
President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature		Title

/s/ Charles E. Baker		President and Secretary (principal executive officer)
Charles E. Baker

/s/ Jeff A. Knobel		Treasurer (principal financial and accounting officer)
Jeff A. Knobel

Ball Packaging, LLC		Sole member of Ball Holdings LLC

By:	/s/ Charles E. Baker
Charles E. Baker
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Metal Beverage Container Corp., a Colorado corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL METAL BEVERAGE CONTAINER CORP.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Director and Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Metal Container Corporation, an Indiana corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL METAL CONTAINER CORPORATION

By:	/s/ John A. Hayes
John A. Hayes
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	President (principal executive officer)
John A. Hayes

/s/ Shawn M. Barker	Vice President (principal financial and accounting officer)
Shawn M. Barker

/s/ Charles E. Baker	Director
Charles E. Baker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Metal Food Container, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL METAL FOOD CONTAINER, LLC

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ Michael W. Feldser	Director
Michael W. Feldser

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL METAL FOOD CONTAINER (OAKDALE), LLC

By:	/s/ Charles E. Baker
Charles E. Baker
Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Michael W. Feldser	President and Manager (principal executive officer)
Michael W. Feldser

/s/ Jeff A. Knobel	Treasurer (principal financial officer)
Jeff A. Knobel

/s/ Charles E. Baker	Manager
Charles E. Baker

/s/ Scott C. Morrison	Manager
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Packaging, LLC, a Colorado limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL PACKAGING, LLC

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Manager and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Manager and Vice President (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Pan-European Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL PAN-EUROPEAN HOLDINGS, INC.

By:	/s/ Charles E. Baker
Charles E. Baker
Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Dave Trujillo	President and Director (principal executive officer)
Dave Trujillo

/s/ Shawn M. Barker	Vice President (principal financial and accounting officer)
Shawn M. Barker

/s/ John A. Hayes	Secretary and Director
John A. Hayes

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ball Technologies Holdings Corp., a Colorado corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

BALL TECHNOLOGIES HOLDINGS CORP.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ Robert D. Strain	President (principal executive officer)
Robert D. Strain

/s/ Scott C. Morrison	Vice President (principal financial officer)
Scott C. Morrison

/s/ John A. Hayes	Director
John A. Hayes

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Latas de Aluminio Ball, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

LATAS DE ALUMINIO BALL, INC.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Director and Chairman (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Director and Vice President (principal financial officer)
Scott C. Morrison

/s/ Charles E. Baker	Director, Vice President, Secretary
Charles E. Baker

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, USC May Verpackungen Holding Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on June 15, 2015.

USC MAY VERPACKUNGEN HOLDING INC.

By:	/s/ Scott C. Morrison
Scott C. Morrison
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Baker, John A. Hayes and Scott C. Morrison, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 15, 2015.

Signature	Title

/s/ John A. Hayes	Chairman and President (principal executive officer)
John A. Hayes

/s/ Scott C. Morrison	Vice President and Director (principal financial officer)
Scott C. Morrison

/s/ Shawn M. Barker	Vice President (principal accounting officer)
Shawn M. Barker

/s/ Charles E. Baker	Vice President, Secretary and Director
Charles E. Baker

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of underwriting agreement with respect to debt securities, common stock, preferred stock and warrants.*
2.1

Co-Operation Agreement, dated as of February 19, 2015, by and among Ball Corporation, Ball UK Acquisition Limited and Rexam plc. (incorporated by reference to Exhibit 2.1 of Ball Corporation’s Current Report on Form 8-K filed with the SEC on February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015).

4.1	Amended Articles of Incorporation as of June 24, 2005 (incorporated by reference to Exhibit 3.i to Ball Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2005).
4.2

Articles of Amendment of the Amended Articles of Incorporation as of August 7, 2006 (incorporated by reference to Exhibit 3.i to Ball Corporation’s Current Report on Form 8-K filed with the SEC on August 7, 2006).

4.3	Bylaws as of February 4, 2015 (incorporated by reference to Exhibit 3.ii to Ball Corporation’s Annual Report on Form 10-K filed with the SEC on February 20, 2015).
4.4

Indenture, dated as of March 27, 2006, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on March 30, 2006).

4.5	Form of debt securities.*
4.6	Specimen Certificate of Common Stock (incorporated by reference to Ball Corporation’s Annual Report on Form 10-K for the year ended December 31, 1979, filed with the SEC on March 24, 1980).
4.7	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*
4.8	Form of any preferred stock certificate.*
4.9	Form of warrant agreement.*
4.10

Rights Agreement dated as of July 26, 2006, between Ball Corporation and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on July 27, 2006).

4.11	First Amendment to the Rights Agreement, dated January 23, 2008 (incorporated by reference to Exhibit 4 to Ball Corporation’s Current Report on Form 8-K filed with the SEC on January 24, 2008).
5.1	Opinion of Charles E. Baker.
5.2	Opinion of Todd A. Mikesell.
5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Ball.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants of Rexam.
23.3	Consent of Charles E. Baker (included in Exhibit 5.1).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.3).
24.1	Powers of Attorney (included on signature pages to the registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

*                                         To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.